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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                August 29, 2000
                       (Date of earliest event reported)



                                  ONEOK, Inc.
            (Exact name of registrant as specified in its charter)

          Oklahoma                        1-2572              73-1520922
(State or other jurisdiction            (Commission          (IRS Employer
      of incorporation)                 File Number)       Identification No.)


                       100 West Fifth Street; Tulsa, OK
                   (Address of principal executive offices)


                                     74103
                                  (Zip code)


                                (918) 588-7000
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.    Other Events.
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           On August 23, 2000, ONEOK, Inc. ("ONEOK") filed an amended complaint against Southwest Gas Corporation in the U. S. District Court for the Northern District of Oklahoma. The new complaint alleges that Southwest Gas Corporation failed to disclose certain material information to ONEOK during a critical period of time during which ONEOK increased its price for Southwest Gas Corporation. If ONEOK had known all the facts, it would not have entered into the amended merger agreement that resulted in an increased price without a satisfactory resolution of concerns that would have been raised by the undisclosed information.

Item 7.    Financial Statements, Pro Forma Financial Information, and Exhibits
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           (c)  Exhibits

                99.a  Press Release dated August 24, 2000

















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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 29th day of August 2000.


                                                ONEOK, Inc.

                                                Jim Kneale
                                                -----------------------------
                                                Jim Kneale
                                                Vice President, Treasurer and
                                                Chief Financial Officer


                                        By:















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                                 EXHIBIT INDEX



Exhibit Number     Description
--------------     -----------

    99.a           Press Release dated August 24, 2000